                                                                      EXHIBIT 11

                              AEP INDUSTRIES INC.
        COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
               FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2000

                                                 FOR THE THREE MONTHS ENDED APRIL 30,
                                              ------------------------------------------
                                                                        WEIGHTED AVERAGE
                                               NUMBER OF                   NUMBER OF
                               SHARES OF         DAYS        DAYS IN         SHARES
2000                          COMMON STOCK    OUTSTANDING    PERIOD       OUTSTANDING
----                         --------------   -----------   ---------   ----------------
November 1--October 31.....    7,397,413                                   7,397,413
Shares Issued:
November 8, 1999...........       90,200              90           90         90,200
November 8, 1999...........      (49,552)             90           90        (49,552)
November 11, 1999..........        3,000              90           90          3,000
November 19, 1999..........          600              90           90            600
November 23, 1999..........          200              90           90            200
December 7, 1999...........          300              90           90            300
December 29, 1999..........        3,200              90           90          3,200
January 3, 2000............        8,451              90           90          8,451
January 28, 2000...........       17,400              90           90         17,400
January 28, 2000...........       (7,708)             90           90         (7,708)
February 4, 2000...........        1,340              87           90          1,295
February 4, 2000...........         (493)             87           90           (477)
February 9, 2000...........        1,000              82           90            911
February 10, 2000..........        2,750              81           90          2,475
February 16, 2000..........        1,800              75           90          1,500
February 25, 2000..........       30,224              66           90         22,164
March 23, 2000.............        1,000              39           90            433
March 27, 2000.............        3,000              35           90          1,167
April 6, 2000..............        3,000              25           90            833
April 10, 2000.............          300              21           90             70
April 13, 2000.............          200              18           90             40
April 25, 2000.............          200               6           90             13
                               ---------                                   ---------
  Total Weighted Average
    Shares.................    7,507,825                                   7,493,930
  Total Dilutive Stock
    options................                                                  101,368
                               ---------                                   ---------
    Total Shares...........    7,507,825                                   7,595,298
                               =========                                   =========
1999
---------------------------
November 1--October 31.....    7,277,701                                   7,277,701
Shares Issued:
November 4, 1998...........          400              89           89            400
November 18, 1998..........        1,800              89           89          1,800
January 4, 1999............       10,187              89           89         10,187
January 29, 1999...........          600              89           89            600
March 5, 1999..............        1,800              57           89          1,153
April 19, 1999.............          900              12           89            121
April 23, 1999.............        1,400               8           89            126
April 27, 1999.............          200               4           89              9
April 28, 1999.............       48,420               3           89          1,632
April 29, 1999.............          200               2           89              4
April 29, 1999.............          400               2           89              9
                               ---------                                   ---------
  Total Weighted Average
    Shares.................    7,344,008                                   7,293,743
  Total Dilutive Stock
    options................           --                                     157,658
                               ---------                                   ---------
    Total Shares...........    7,344,008                                   7,451,401
                               =========                                   =========

                                 FOR THE SIX MONTHS ENDED APRIL 30,
                             ------------------------------------------
                                                       WEIGHTED AVERAGE
                              NUMBER OF                   NUMBER OF
                                DAYS        DAYS IN         SHARES
2000                         OUTSTANDING    PERIOD       OUTSTANDING
----                         -----------   ---------   ----------------
November 1--October 31.....                               7,397,413
Shares Issued:
November 8, 1999...........      175             182         86,731
November 8, 1999...........      175             182        (47,646)
November 11, 1999..........      172             182          2,835
November 19, 1999..........      164             182            541
November 23, 1999..........      160             182            176
December 7, 1999...........      146             182            241
December 29, 1999..........      124             182          2,180
January 3, 2000............      119             182          5,526
January 28, 2000...........       94             182          8,987
January 28, 2000...........       94             182         (3,981)
February 4, 2000...........       87             182            619
February 4, 2000...........       87             182           (228)
February 9, 2000...........       82             182            411
February 10, 2000..........       81             182          1,102
February 16, 2000..........       75             182            618
February 25, 2000..........       66             182          8,038
March 23, 2000.............       39             182             93
March 27, 2000.............       35             182            224
April 6, 2000..............       25             182            114
April 10, 2000.............       21             182              8
April 13, 2000.............       18             182              4
April 25, 2000.............        6             182              0
                                                          ---------
  Total Weighted Average
    Shares.................                               7,464,005
  Total Dilutive Stock
    options................                                  89,991
                                                          ---------
    Total Shares...........                               7,553,996
                                                          =========
1999
---------------------------
November 1--October 31.....                               7,277,701
Shares Issued:
November 4, 1998...........      178             181            393
November 18, 1998..........      164             181          1,631
January 4, 1999............      117             181          6,585
January 29, 1999...........       92             181            305
March 5, 1999..............       57             181            363
April 19, 1999.............       12             181              8
April 23, 1999.............        8             181              6
April 27, 1999.............        4             181              0
April 28, 1999.............        3             181             27
April 29, 1999.............        2             181              0
April 29, 1999.............        2             181              0
                                                          ---------
  Total Weighted Average
    Shares.................                               7,287,019
  Total Dilutive Stock
    options................                                 157,658
                                                          ---------
    Total Shares...........                               7,444,677
                                                          =========

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